UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: April 18, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Commitment Letter

On April 18, 2017, Oragenics, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Intrexon Corporation (“Intrexon”) one of our largest shareholders and our partner on certain of our development programs. The Commitment Letter provides for Intrexon to make an unsecured non-convertible loan (the “Loan”) to the Company in the principal amount of $2.4 million. The Loan would be repayable within 24 months and carry an interest rate of 12% per annum. The funds from the Loan would be used to fund our AG013 research and clinical trials. The Loan under the Commitment Letter is conditioned upon the Company obtaining other financing of least $2.7 million and other customary closing conditions.

The foregoing description of the Commitment Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 18, 2017, the Company intends to post an investor presentation prepared by the Company (the “Investor Presentation”) which it also expects to use from time to time in connection with presentations to potential investors, industry analysts and others. The Investor Presentation, which is available under the “Presentations” tab in the “News and Media” section of the Company’s website, located at www.oragenics.com, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On April 18, 2017, the Company issued a press release providing an update regarding the progress of its two lead product candidates, AG013 for the treatment of oral mucositis and OG716 for the treatment of Clostridium difficile (“C. diff”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Loan Commitment Letter dated April 18, 2017.

99.1	Investor Presentation

99.2	Press Release dated April 18, 2017

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 18, 2017	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer